UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 19, 2025 (August 18, 2025)

Victoria’s Secret & Co.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or other jurisdiction of incorporation)

001-40515			86-3167653
(Commission File Number)			(I.R.S. Employer Identification No.)

4 Limited Parkway East
Reynoldsburg,	OH		43068
(Address of principal executive offices)			(Zip Code)
(614) 577-7000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01	VSCO	The New York Stock Exchange
Preferred Stock Purchase Rights	N/A	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 18, 2025, Victoria’s Secret & Co. (the “Company”) eliminated the role of Chief Operating Officer to streamline the executive leadership team. As a result, Dein Boyle departed his position as Chief Operating Officer of the Company effective as of August 19, 2025. In order to provide for a smooth transition, Mr. Boyle is expected to remain employed by the Company in a non-executive capacity through December 31, 2025.
Mr. Boyle’s termination constitutes a termination by the Company without Cause under the Executive Severance Agreement, dated June 28, 2021, between Mr. Boyle and the Company. In connection with his termination, Mr. Boyle will be entitled to receive the severance benefits provided under his severance agreement, subject to his execution of a full release of claims. In addition, Mr. Boyle will remain subject to certain post-termination restrictive covenants related to confidentiality, non-solicitation and non-competition.
In connection with the elimination of the Chief Operating Officer role, Scott Sekella, the Chief Financial Officer of the Company, has agreed to assume certain additional responsibilities and has been promoted to Chief Financial and Operating Officer. On August 18, 2025, the Human Capital and Compensation Committee of the Board of Directors (the “Compensation Committee”) approved an increase in Mr. Sekella’s annual base salary to $825,000, to be effective as of August 24, 2025. In addition, the Compensation Committee approved a one-time, long-term incentive award of time-vested restricted stock units with an aggregate grant date value of $250,000. The restricted stock units will vest ratably over three years with 30% vesting on each of the first and second anniversaries of the grant date and 40% vesting on the third anniversary of the grant date.
Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICTORIA’S SECRET & CO.

Date:	August 19, 2025	By:	/s/ Scott Sekella
Scott Sekella
Chief Financial and Operating Officer